UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2014

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission File Number)	(IRS Employer Identification No.)
Jurisdiction of
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 10, 2014, the Company issued a press release announcing the intention of two of its wholly-owned subsidiaries to offer $250 million aggregate principal amount of senior unsecured notes due 2022 (the “Notes”) in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”) and to amend and restate their $150 million asset-based revolving credit facility to convert it to a $200 million cash flow revolving credit facility. Pursuant to Rule 135c under the Securities Act, a copy of such press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered (i) inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and (ii) outside the United States only to non-U.S. investors in reliance on Regulation S under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated September 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By: /s/ Jeffrey Kersten

Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

Dated: September 10, 2014

EXHIBIT INDEX

Exhibit 99.1	Press release, dated September 10, 2014